Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mag Magna Corp.

4005 West Reno Avenue, Suite F

Las Vegas, Nevada 89118

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 23, 2025, relating to the financial statements of Mag Magna Corp. appearing in the entity’s Annual Report on Form 10-K for the year ended April 30, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

February 13, 2026